AMENDMENT
                                     TO THE
                           JEFFERSON BANKSHARES, INC.
                              INCENTIVE STOCK PLAN



     The Jefferson Bankshares, Inc. Incentive Stock Plan (the "Plan"), is hereby amended as follows:

     1.  Section 11 of the Plan is amended in its entirety to read as follows:

         11. Certain Corporate Events. In the event of the merger, consolidation, sale of substantially all of the assets, dissolution or liquidation of the Company, the Committee may, but shall not be required to, (i) accelerate the vesting of Grantees' interests in their Book Accounts, and (ii) specify the time and manner in which Units credited to Grantees' Book Accounts as of the date of such event will be distributed, notwithstanding any other provisions of this Plan and to the contrary. The effectiveness of such actions, if and to the extent that the Committee undertakes such actions, shall be conditioned on the consummation of the merger, consolidation, sale, dissolution or liquidation of the Company.

     This amendment is adopted as of July 22, 1997.

                                 JEFFERSON BANKSHARES, INC.

                                 By:  /s/ O. Kenton McCartney
                                          President and
                                          Chief Executive Officer